Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Sue Atkinson, 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL EXPANDS
PROFITABILITY IN FOURTH QUARTER 2010
     NASHVILLE, Tenn., Jan. 18, 2011 — Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported that its net income per fully diluted common share available to common stockholders was $0.07 for the quarter ended Dec. 31, 2010, compared to net loss per fully diluted common share available to common stockholders of $0.12 for the quarter ended Dec. 31, 2009. Pinnacle also reported a net loss per fully diluted common share available to common stockholders of $0.93 for the year ended Dec. 31, 2010, compared to a net loss per fully diluted common share available to common stockholders of $1.46 for the year ended Dec. 31, 2009.
     “Fiscal year 2010 has been a transition year for Pinnacle with two critical priorities - aggressively dealing with credit issues and improving the core earnings capacity of the firm,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “During the fourth quarter, we saw continued meaningful progress on both priorities. We anticipate we will continue to focus on these two critical priorities in 2011 as well as directing our sales force with increasing energy to gather new small and middle market business clients in middle and east Tennessee.”
Aggressively Dealing with Credit Issues
•	Reduced nonperforming loans by $22.3 million during the fourth quarter, a linked-quarter reduction of 22 percent and the third consecutive quarterly reduction.

•	Reduced criticized and classified assets by $34 million during the fourth quarter, a linked-quarter reduction of 6.5 percent and the third consecutive quarter of net reductions.

•	Resolved $37.3 million in nonperforming assets during the fourth quarter, with resolutions of more than $180.0 million during 2010.

•	At Dec. 31, 2010, OREO constitutes approximately 42 percent of NPA’s, generally higher than peers, and is reflective of Pinnacle’s commitment to aggressively deal with problem loans. The average age of the portfolio is 141 days, which approximates the 143 days at Sept. 30, 2010.

•	Nonperforming loan inflows decreased from $34.0 million in the third quarter of 2010 to $25.9 million during the fourth quarter of 2010.

•	Reduced exposure to construction and land development loans from $359.7 million at Sept. 30, 2010, to $331.3 million at Dec. 31, 2010, a linked-quarter decrease of 7.9 percent.
Expanding the Core Earnings Capacity of the Firm
•	Net interest margin increased to 3.29 percent for the quarter ended Dec. 31, 2010, from 3.19 percent for the quarter ended Dec. 31, 2009. Net interest margin for the quarter ended Sept. 30, 2010, was 3.23 percent. Noninterest income was $8.67 million in the fourth quarter of 2010, compared to $8.59 million in the third quarter of 2010 and $8.18 million in the fourth quarter of 2009.

•	The efficiency ratio was 81.5 percent for the fourth quarter of 2010. The efficiency ratio, excluding OREO expenses, improved to 63.9 percent during the fourth quarter, the fourth consecutive quarterly improvement in “core efficiency.”

•	Growth in core deposits of 4.3 percent during the fourth quarter compared to the third quarter of 2010 and 20.5 percent for the full year, is reflective of the firm’s appeal to small and mid-size business in its markets. Average balances of noninterest bearing deposit accounts were $576 million in the fourth quarter of 2010, an increase of 7.8 percent over third quarter 2010 average balances.
     “The single largest opportunity for us to improve our core earnings capacity is to expand our net interest margin. During the fourth quarter of 2010, we successfully expanded the net interest margin to 3.29 percent, and we expect continued margin expansion in 2011,” Turner said. “Additionally, Greenwich Research recently recognized Pinnacle for having achieved national distinction for overall client satisfaction among business clients. It is our intent to capitalize on our ‘best-in-class’ reputation to responsibly grow our loans to small business and middle market customers. In fact, during the fourth quarter, we produced net loan growth of $32.1 million in commercial and industrial loans and owner-occupied commercial real estate loans. Our ability to increase commercial loan volumes and our net interest margin should result in continued growth in core earnings over the long term.”
FOURTH QUARTER 2010 HIGHLIGHTS:
•	Balance sheet
o	Core deposits amounted to $3.12 billion at Dec. 31, 2010, an increase of 20.5 percent from the $2.59 billion at Dec. 31, 2009. Core deposits increased by $129 million during the fourth quarter of 2010.

o	Total deposits at Dec. 31, 2010, remained steady at $3.83 billion as compared to $3.82 billion at Dec. 31, 2009, and $3.83 billion at Sept. 30, 2010.

o	Loans at Dec. 31, 2010, were $3.21 billion, down from $3.25 billion at Sept. 30, 2010, and $3.56 billion at Dec. 31, 2009.
•	Operating results
o	Revenue for the quarter ended Dec. 31, 2010, amounted to $44.72 million, compared to $44.65 million for the third quarter of 2010 and $45.20 million for the same quarter of last year.

o	Net income available to common stockholders for the fourth quarter of 2010 was $2.25 million, compared to the prior year’s fourth quarter net loss available to common stockholders of $3.98 million. Third quarter 2010 net income available to common stockholders totaled $549,000.
•	Capital
o	At Dec. 31, 2010, and Dec. 31, 2009, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 7.1 percent and 7.3 percent, respectively. Pinnacle’s tangible book value per common share was $9.80 at Dec. 31, 2010, compared to $10.71 at Dec. 31, 2009. Book value per common share was $17.22 and $18.41 at Dec. 31, 2010, and Dec. 31, 2009, respectively.

o	At Dec. 31, 2010, Pinnacle Financial’s total risk-based capital ratio was 15.2 percent, compared to 14.8 percent at Dec. 31, 2009.
•	Credit quality
o	Net charge-offs were $7.15 million for the three months ended Dec. 31, 2010, compared to $6.72 million for the three months ended Dec. 31, 2009, and $7.35 million for the third quarter of 2010.

o	The allowance for loan losses represented 2.57 percent of total loans at Dec. 31, 2010, compared to 2.60 percent at Sept. 30, 2010, and 2.58 percent at Dec. 31, 2009.

o	Nonperforming loans plus other real estate were 4.29 percent of total loans plus other real estate at Dec. 31, 2010, compared to 4.60 percent at Sept. 30, 2010, and 4.29 percent at Dec. 31, 2009.

o	Past due loans over 30 days, excluding nonperforming loans, were 0.30 percent of total loans at Dec. 31, 2010, compared to 0.67 percent at Sept. 30, 2010, and 0.46 percent at Dec. 31, 2009.
     The following is a summary of the activity in various nonperforming asset and restructured accruing loan categories for the quarter ended Dec. 31, 2010:

		Payments,
	Balances	Sales and			Balances
(in thousands)	Sept. 30, 2010	Reductions	Transfers	Inflows	Dec. 31, 2010
Restructured accruing loans:
Residential construction and development	$—	$—	$—	$—	$—
Commercial construction and development	—	—	—	—	—
Other	13,468	(1,008)	—	8,008	20,468

Totals	13,468	(1,008)	—	8,008	20,468

Nonperforming loans:
Residential construction and development	21,513	(3,940)	(3,792)	2,054	15,835
Commercial construction and development	33,444	(3,368)	(11,969)	9,572	27,679
Other	48,170	(16,708)	(8,372)	14,259	37,349

Totals	103,127	(24,016)	(24,133)	25,885	80,863

Other real estate:
Residential construction and development	21,479	(6,556)	3,792	—	18,715
Commercial construction and development	20,260	(5,505)	11,969	—	26,724
Other	6,971	(1,174)	8,372	—	14,169

Totals	48,710	(13,235)	24,133	—	59,608

Total nonperforming assets and restructured accruing loans	$165,305	$(38,259)	$—	$33,893	$160,939

REVENUE
•	Net interest income for the fourth quarter of 2010 was $36.06 million, compared to $36.06 million for the third quarter 2010 and $37.03 million for the same quarter last year.

•	Noninterest income for the fourth quarters of 2010 and 2009 was $8.67 million and $8.18 million, respectively.
     “We were pleased with our margin expansion during the fourth quarter,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “We experienced fewer inflows of nonperforming loans, which served to reduce the amount of reversed interest for the fourth quarter. It is our intent to gradually increase loan originations and capitalize on continued deposit repricing over the next few quarters, both of which should benefit our margins and net interest income.”
     Carpenter also noted that although the pace at which loan balances decreased during the quarter was significantly less than the last few quarters, the firm’s immediate goal was to reverse the trend and begin to grow total loans at a reasonable rate within the next few quarters. Carpenter stated that the firm has initiatives aimed at intensifying its sales efforts to small business and middle market segments in middle and east Tennessee.
NONINTEREST EXPENSE & TAXES
•	Noninterest expense for the quarter ended Dec. 31, 2010, was $36.45 million, compared to $37.77 million in the third quarter of 2010 and $35.45 million in the fourth quarter of 2009.

•	Compensation expense was $15.71 million during the fourth quarter of 2010, compared to $16.07 million during the third quarter of 2010 and $15.04 million during the fourth quarter of 2009.

•	Included in noninterest expense for the fourth quarter of 2010 was $7.87 million in other real estate expenses, compared to $8.39 million in the fourth quarter of 2009. Third quarter 2010 other real estate expense was approximately $8.52 million.

     Excluding the impact of OREO expenses, the fourth quarter of 2010 noninterest expense was approximately $28.58 million, a slight decrease compared to $29.25 million in the third quarter of 2010. Carpenter also noted that in 2011 the firm would again see its noninterest expense run rate increase in the first quarter due to additional compensation costs related to annual merit raises and employment benefits increases including 2011 incentive award accruals.
     Other real estate expense was $7.9 million during the fourth quarter of 2010, of which $124,000 was attributable to losses on the disposition of those assets and $6.1 million was attributable to additional write downs of existing balances based on updated appraisals.
     The firm recognized an income tax benefit of $697,000, or approximately $0.02 per fully diluted share, during the quarter ended Dec. 31, 2010, due to reductions in net deferred tax asset balances for which the related valuation allowance was no longer required. Carpenter noted that the net deferred tax asset valuation allowance account was $22.5 million at Dec. 31, 2010, and that further quarterly adjustments to the account were likely based on changes to the net deferred tax asset balance. Those adjustments, whether increases or decreases, will impact future fully diluted earnings per share as well as other comprehensive income (loss) until the current valuation allowance is eliminated.
WEBCAST AND CONFERENCE CALL INFORMATION
     Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Wednesday, Jan. 19, 2011, to discuss fourth quarter 2010 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.
     For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.
     Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.
     The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.91 billion in assets at Dec. 31, 2010. In 2007, Pinnacle launched an expansion into Knoxville, Tennessee. At Dec. 31, 2010, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and three in Knoxville. The firm was also added to Standard & Poor’s SmallCap 600 index in 2009.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
###
Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the continued reduction of Pinnacle Financial’s loan balances, and conversely, the inability of Pinnacle Financial to ultimately grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) increased competition with other financial institutions; (vi) greater than anticipated deterioration or lack of sustained growth in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (vii) rapid fluctuations or unanticipated changes in interest rates; (viii) the results of regulatory examinations; (ix) the development of any new market other than Nashville or Knoxville; (x) a merger or acquisition; (xi) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xii) the impact of governmental restrictions on entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); (xiii) further deterioration in the valuation of other real estate owned; (xiv) inability to comply with regulatory capital requirements and to secure any required regulatory approvals for capital actions; and (xv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (xvi) Pinnacle Financial recording a further valuation allowance related to its deferred tax asset. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010 and most recent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2010, July 21, 2010, and October 20, 2010. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED

	December 31, 2010	December 31, 2009

ASSETS
Cash and noninterest-bearing due from banks	$40,154,247	$55,651,737
Interest-bearing due from banks	140,647,481	19,338,499
Federal funds sold and other	7,284,685	41,611,838
Short-term discount notes	499,768	50,000,000

Cash and cash equivalents	188,586,181	166,602,074

Securities available-for-sale, at fair value	1,014,316,831	931,012,091
Securities held-to-maturity (fair value of $4,411,856 and $6,737,336 at December 31, 2010 and December 31, 2009, respectively)	4,320,486	6,542,496
Mortgage loans held-for-sale	16,206,034	12,440,984

Loans	3,212,440,190	3,563,381,741
Less allowance for loan losses	(82,575,235)	(91,958,789)

Loans, net	3,129,864,955	3,471,422,952

Premises and equipment, net	82,374,228	80,650,936
Other investments	42,282,255	40,138,660
Accrued interest receivable	16,364,573	19,083,468
Goodwill	244,090,311	244,107,086
Core deposit and other intangible assets	10,705,105	13,686,091
Other real estate owned	59,608,224	29,603,439
Other assets	100,284,697	113,520,727

Total assets	$4,909,003,880	$5,128,811,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$586,516,637	$498,087,015
Interest-bearing	573,670,188	483,273,551
Savings and money market accounts	1,596,306,386	1,198,012,445
Time	1,076,564,179	1,644,226,290

Total deposits	3,833,057,390	3,823,599,301
Securities sold under agreements to repurchase	146,294,379	275,465,096
Federal Home Loan Bank advances	121,393,026	212,654,782
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	5,197,925	6,555,801
Other liabilities	28,127,875	12,039,843

Total liabilities	4,231,546,595	4,427,790,823

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 95,000 shares issued and outstanding at December 31, 2010 and December 31, 2009	90,788,682	89,462,633
Common stock, par value $1.00; 90,000,000 shares authorized; 33,870,380 issued and outstanding at December 31, 2010 and 33,029,719 issued and outstanding at December 31, 2009	33,870,380	33,029,719
Common stock warrants	3,348,402	3,348,402
Additional paid-in capital	530,829,019	524,366,603
Retained earnings	12,996,202	43,372,743
Accumulated other comprehensive income, net of taxes	5,624,600	7,440,081

Stockholders’ equity	677,457,285	701,020,181

Total liabilities and stockholders’ equity	$4,909,003,880	$5,128,811,004

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2010	2009	2010	2009

Interest income:
Loans, including fees	$40,397,612	$42,452,503	$162,901,763	$162,271,036
Securities:
Taxable	6,156,080	8,968,012	30,306,189	35,056,848
Tax-exempt	1,937,747	1,798,206	7,916,596	6,540,653
Federal funds sold and other	587,882	509,074	2,223,816	1,847,661

Total interest income	49,079,321	53,727,795	203,348,364	205,716,198

Interest expense:
Deposits	11,161,716	13,875,334	49,856,815	63,128,940
Securities sold under agreements to repurchase	397,890	541,710	1,749,905	1,689,073
Federal Home Loan Bank advances and other borrowings	1,463,466	2,279,986	7,368,258	10,106,922

Total interest expense	13,023,072	16,697,030	58,974,978	74,924,935

Net interest income	36,056,249	37,030,765	144,373,386	130,791,263
Provision for loan losses	5,171,527	15,694,281	53,695,454	116,758,231

Net interest income after provision for loan losses	30,884,722	21,336,484	90,677,932	14,033,032

Noninterest income:
Service charges on deposit accounts	2,352,955	2,595,064	9,591,543	10,199,838
Investment services	1,264,038	1,136,657	5,050,105	4,181,101
Insurance sales commissions	906,947	894,990	3,864,340	4,025,839
Gain on loans and loan participations sold, net	1,351,680	1,107,875	4,085,657	4,928,542
Net gain on sale of investment securities	—	—	2,623,674	6,462,241
Trust fees	495,308	705,906	2,872,490	2,590,997
Other noninterest income	2,295,083	1,736,093	8,227,237	7,263,068

Total noninterest income	8,666,011	8,176,585	36,315,046	39,651,626

Noninterest expense:
Salaries and employee benefits	15,707,984	15,037,236	64,628,991	56,709,814
Equipment and occupancy	4,987,900	5,064,152	21,077,223	18,056,080
Other real estate owned	7,874,492	8,392,630	29,210,197	14,257,005
Marketing and other business development	937,404	1,116,173	3,233,224	2,533,953
Postage and supplies	467,485	754,651	2,538,021	2,929,447
Amortization of intangibles	744,492	773,760	2,980,986	3,185,111
Other noninterest expense	5,731,763	4,309,075	23,214,670	20,906,040

Total noninterest expense	36,451,520	35,447,677	146,883,312	118,577,450

Income (loss) before income taxes	3,099,213	(5,934,608)	(19,890,334)	(64,892,792)
Income tax expense (benefit)	(696,576)	(3,467,354)	4,410,158	(29,392,825)

Net Income (loss)	3,795,789	(2,467,254)	(24,300,492)	(35,499,967)
Preferred dividends	1,213,889	1,213,889	4,815,972	4,815,972
Accretion on preferred stock discount	333,554	294,927	1,326,050	1,113,986

Net income (loss) available to common stockholders	$2,248,346	$(3,976,070)	$(30,442,514)	$(41,429,925)

Per share information:
Basic net income (loss) per common share available to common stockholders	$0.07	$(0.12)	$(0.93)	$(1.46)

Diluted net income (loss) per common share available to common stockholders	$0.07	$(0.12)	$(0.93)	$(1.46)

Weighted average shares outstanding:
Basic	33,062,533	32,502,101	32,789,871	28,395,618
Diluted	33,670,890	32,502,101	32,789,871	28,395,618
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended			Three months ended
(dollars in thousands)	December 31, 2010			December 31, 2009
	Average			Average
	Balances	Interest	Rates/ Yields	Balances	Interest	Rates/ Yields

Interest-earning assets:
Loans (1)	$3,217,738	$40,398	4.99%	$3,580,790	$42,453	4.71%
Securities:
Taxable	788,138	6,156	3.10%	799,558	8,968	4.45%
Tax-exempt (2)	205,098	1,938	4.94%	185,335	1,798	5.08%
Federal funds sold and other	230,698	588	1.08%	124,664	509	1.78%

Total interest-earning assets	4,441,672	$49,079	4.45%	4,690,347	$53,728	4.60%

Nonearning assets
Intangible assets	255,268			258,266
Other nonearning assets	240,241			195,219

Total assets	$4,937,181			$5,143,832

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$533,191	$898	0.67%	$371,932	$579	0.62%
Savings and money market	1,536,169	4,687	1.21%	1,125,208	3,726	1.31%
Time	1,169,606	5,577	1.89%	1,772,244	9,570	2.14%

Total interest-bearing deposits	3,238,966	11,162	1.37%	3,269,384	13,875	1.68%
Securities sold under agreements to repurchase	194,283	398	0.81%	303,801	542	0.71%
Federal Home Loan Bank advances and other borrowings	121,414	796	2.60%	229,734	1,450	2.50%
Subordinated debt	97,476	667	2.72%	97,476	830	3.38%

Total interest-bearing liabilities	3,652,139	13,023	1.41%	3,900,395	16,697	1.70%
Noninterest-bearing deposits	575,606	—	—	517,296	—	—

Total deposits and interest-bearing liabilities	4,227,745	$13,023	1.22%	4,417,691	$16,697	1.50%

Other liabilities	19,460			11,400
Stockholders’ equity	689,976			714,741

Total liabilities and stockholders’ equity	$4,937,181			$5,143,832

Net interest income		$36,056			$37,031

Net interest spread (3)			3.04%			2.90%
Net interest margin (4)			3.29%			3.19%

(1)	Average balances of nonperforming loans are included in the above amounts.

(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended December 31, 2010 would have been 3.23% compared to a net interest spread of 3.10% for the quarter ended December 31, 2009.

(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Twelve months ended			Twelve months ended
(dollars in thousands)	December 31, 2010			December 31, 2009
	Average			Average
	Balances	Interest	Rates/ Yields	Balances	Interest	Rates/ Yields

Interest-earning assets:
Loans (1)	$3,362,024	$162,902	4.85%	$3,525,033	$162,271	4.61%
Securities:
Taxable	780,643	30,306	3.88%	754,623	35,057	4.65%
Tax-exempt (2)	205,029	7,917	5.09%	165,702	6,541	5.21%
Federal funds sold and other	188,091	2,224	1.27%	93,212	1,848	2.16%

Total interest-earning assets	4,535,787	$203,348	4.55%	4,538,570	$205,717	4.58%

Nonearning assets
Intangible assets	256,379			259,483
Other nonearning assets	221,730			213,681

Total assets	$5,013,896			$5,011,734

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$520,351	$3,491	0.67%	$359,774	$1,983	0.55%
Savings and money market	1,368,659	18,310	1.34%	884,173	11,049	1.25%
Time	1,419,358	28,056	1.98%	2,022,196	50,097	2.48%

Total interest-bearing deposits	3,308,368	49,857	1.51%	3,266,143	63,129	1.93%
Securities sold under agreements to repurchase	222,179	1,750	0.79%	250,435	1,689	0.67%
Federal Home Loan Bank advances and other borrowings	143,372	4,044	2.82%	247,992	6,106	2.46%
Subordinated debt	97,476	3,324	3.41%	97,476	4,001	4.10%

Total interest-bearing liabilities	3,771,395	58,975	1.56%	3,862,046	74,925	1.94%
Noninterest-bearing deposits	527,673	—	—	463,683	—	—

Total deposits and interest-bearing liabilities	4,299,068	$58,975	1.37%	4,325,729	$74,925	1.73%

Other liabilities	17,842			6,968
Stockholders’ equity	696,986			679,037

	$5,013,896			$5,011,734

Net interest income		$144,373			$130,792

Net interest spread (3)			2.99%			2.64%
Net interest margin (4)			3.25%			2.93%

(1)	Average balances of nonperforming loans are included in the above amounts.

(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(3)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the twelve months ended December 31, 2010 would have been 3.18% compared to a net interest spread of 2.85% for the twelve months ended December 31, 2009.

(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	December	September	June	March	December	September
(dollars in thousands)	2010	2010	2010	2010	2009	2009

Balance sheet data, at quarter end:
Total assets	$4,909,004	4,961,603	4,958,478	5,021,689	5,128,811	5,094,710
Total loans	3,212,440	3,251,923	3,333,900	3,479,536	3,563,382	3,607,886
Allowance for loan losses	(82,575)	(84,550)	(87,107)	(90,062)	(91,959)	(82,981)
Securities	1,018,637	968,532	907,296	989,325	937,555	932,440
Noninterest-bearing deposits	586,517	581,181	529,867	522,928	498,087	504,481
Total deposits	3,833,057	3,825,634	3,853,400	3,836,362	3,823,599	3,819,909
Securities sold under agreements to repurchase	146,294	191,392	159,490	200,489	275,465	215,674
FHLB advances and other borrowings	121,393	121,435	131,477	157,319	212,655	222,986
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	677,457	686,529	681,915	700,261	701,020	710,091

Balance sheet data, quarterly averages:
Total assets	$4,937,181	5,001,373	4,996,448	5,122,773	5,143,832	5,028,855
Total loans	3,217,738	3,295,531	3,418,928	3,520,012	3,580,790	3,583,182
Securities	993,236	954,869	962,401	1,032,957	984,893	918,628
Total earning assets	4,441,672	4,519,956	4,527,471	4,651,695	4,690,347	4,576,473
Noninterest-bearing deposits	575,606	534,171	504,354	495,610	517,296	462,783
Total deposits	3,814,572	3,859,124	3,816,973	3,853,671	3,786,680	3,746,566
Securities sold under agreements to repurchase	194,283	210,037	210,798	274,614	303,801	223,737
FHLB advances and other borrowings	121,414	126,130	147,491	179,280	229,734	236,660
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	689,976	686,898	704,186	707,210	714,741	715,844

Statement of operations data, for the three months ended:
Interest income	$49,079	50,650	50,929	52,690	53,728	52,442
Interest expense	13,023	14,590	15,231	16,130	16,697	17,894

Net interest income	36,056	36,060	35,697	36,560	37,031	34,548
Provision for loan losses	5,172	4,789	30,509	13,226	15,694	22,134

Net interest income after provision for loan losses	30,884	31,271	5,189	23,334	21,336	12,414
Noninterest income	8,666	8,594	10,569	8,486	8,177	7,737
Noninterest expense	36,452	37,774	36,491	36,167	35,448	27,281

Income (loss) before taxes	3,098	2,091	(20,734)	(4,347)	(5,935)	(7,130)
Income tax expense (benefit)	(697)	—	5,630	(525)	(3,467)	(3,782)
Preferred dividends and accretion	1,547	1,542	1,507	1,545	1,509	1,504

Net income (loss) available to common stockholders	$2,248	549	(27,871)	(5,368)	(3,977)	(4,852)

Profitability and other ratios:
Return on avg. assets (1)	0.18%	0.04%	(2.24%)	(0.42%)	(0.31%)	(0.38%)
Return on avg. equity (1)	1.29%	0.32%	(15.88%)	(3.08%)	(2.21%)	(2.69%)
Net interest margin (1) (2)	3.29%	3.23%	3.23%	3.25%	3.19%	3.05%
Noninterest income to total revenue (3)	19.38%	19.25%	22.84%	18.84%	18.09%	18.30%
Noninterest income to avg. assets (1)	0.70%	0.68%	0.85%	0.67%	0.63%	0.61%
Noninterest exp. to avg. assets (1)	2.93%	3.00%	2.93%	2.86%	2.73%	2.15%
Efficiency ratio (4)	81.51%	84.59%	78.87%	80.29%	78.41%	64.52%
Avg. loans to average deposits	84.35%	85.40%	89.57%	91.34%	94.56%	95.64%
Securities to total assets	20.75%	19.52%	18.30%	19.70%	18.28%	18.30%
Average interest-earning assets to average interest-bearing liabilities	121.62%	120.26%	120.14%	118.99%	120.25%	119.13%
Brokered time deposits to total deposits (15)	0.03%	1.80%	3.70%	5.40%	8.67%	11.50%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	December	September	June	March	December	September
(dollars in thousands)	2010	2010	2010	2010	2009	2009

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$80,863	103,127	118,331	131,381	124,709	121,726
Other real estate (ORE)	59,608	48,710	42,616	24,704	29,603	22,769

Total nonperforming assets	$140,471	151,837	160,947	156,085	154,312	144,495

Past due loans over 90 days and still accruing interest	$138	3,639	3,116	395	181	65
Restructured accruing loans	20,468	13,468	10,861	9,534	26,978	12,827

Net loan charge-offs	$7,146	7,346	33,463	15,123	6,718	5,228
Allowance for loan losses to nonaccrual loans	102.1%	82.0%	73.6%	68.5%	73.7%	68.2%
As a percentage of total loans:
Past due accruing loans over 30 days	0.30%	0.67%	0.66%	1.54%	0.46%	0.86%
Potential problem loans (5)	6.95%	8.23%	9.30%	8.63%	7.18%	7.24%
Allowance for loan losses	2.57%	2.60%	2.61%	2.59%	2.58%	2.30%
Nonperforming assets to total loans and ORE	4.29%	4.60%	4.77%	4.45%	4.29%	3.98%
Nonperforming assets to total assets	2.86%	3.06%	3.25%	3.11%	3.01%	2.84%
Annualized net loan charge-offs year-to-date to avg. loans (6)	1.96%	2.26%	2.84%	1.74%	1.71%	2.04%
Avg. commercial loan internal risk ratings (5)	4.8	4.9	4.9	4.9	4.8	4.7

Interest rates and yields:
Loans	4.99%	4.96%	4.74%	4.74%	4.71%	4.61%
Securities	3.48%	3.97%	4.45%	4.63%	4.57%	4.69%
Total earning assets	4.45%	4.51%	4.58%	4.66%	4.60%	4.60%
Total deposits, including non-interest bearing	1.16%	1.27%	1.43%	1.42%	1.45%	1.60%
Securities sold under agreements to repurchase	0.81%	0.82%	0.69%	0.82%	0.71%	0.64%
FHLB advances and other borrowings	2.60%	2.90%	2.88%	2.87%	2.50%	2.48%
Subordinated debt	2.72%	3.78%	3.63%	3.52%	3.38%	3.86%
Total deposits and interest-bearing liabilities	1.22%	1.35%	1.43%	1.49%	1.50%	1.65%

Capital ratios (7):
Stockholders’ equity to total assets	13.8%	13.8%	13.8%	13.9%	13.7%	13.9%
Leverage	10.6%	10.5%	10.4%	10.6%	10.7%	10.9%
Tier one risk-based	13.6%	13.5%	13.1%	13.4%	13.1%	13.1%
Total risk-based	15.2%	15.1%	14.8%	15.0%	14.8%	14.7%
Tangible common equity to tangible assets	7.1%	7.2%	7.1%	7.4%	7.3%	7.5%
Tangible common equity to risk weighted assets	9.1%	9.3%	9.0%	9.1%	8.9%	9.1%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2010	2010	2010	2010	2009	2009

Per share data:
Earnings (loss) — basic	$0.07	0.02	(0.85)	(0.16)	(0.12)	(0.15)
Earnings (loss) — diluted	$0.07	0.02	(0.85)	(0.16)	(0.12)	(0.15)
Book value per common share at quarter end (8)	$17.22	17.61	17.61	18.20	18.41	18.74

Weighted avg. common shares — basic	33,062,533	32,857,428	32,675,221	32,558,016	32,502,101	32,460,614
Weighted avg. common shares — diluted	33,670,890	33,576,963	32,675,221	32,558,016	32,502,101	32,460,614
Common shares outstanding	33,870,380	33,660,462	33,421,741	33,351,118	33,029,719	32,956,737

Investor information:
Closing sales price	$13.58	9.19	12.85	15.11	14.22	12.71
High closing sales price during quarter	$13.74	14.33	18.93	16.88	14.47	17.03
Low closing sales price during quarter	$9.27	8.51	11.81	13.10	11.45	12.15

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$143,793	137,094	92,144	72,196	120,760	114,049
Gross fees (9)	$2,610	2,503	1,669	1,157	1,942	1,910
Gross fees as a percentage of mortgage loans originated	1.81%	1.83%	1.81%	1.60%	1.61%	1.67%
Gains on sales of investment securities, net	$—	—	2,259	365	—	—
Brokerage account assets, at quarter-end (10)	$1,038,000	966,000	921,000	974,000	933,000	898,000
Trust account assets, at quarter-end	$693,000	647,000	627,000	648,000	635,000	607,000
Floating rate loans as a percentage of total loans (11)	36.9%	37.9%	37.8%	38.9%	38.0%	38.0%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$55,632	57,964	66,503	78,529	81,630	92,837
Core deposits (12)	$3,115,428	2,925,673	2,781,748	2,676,016	2,586,685	2,242,245
Core deposits to total funding (12)	74.3%	69.0%	65.2%	62.4%	58.7%	51.5%
Risk-weighted assets	$3,639,095	3,679,436	3,748,498	3,878,884	3,970,193	4,000,359
Total assets per full-time equivalent employee	$6,384	6,349	6,229	6,389	6,601	6,634
Annualized revenues per full-time equivalent employee	230.4	235.0	233.1	232.4	234.0	221.4
Number of employees (full-time equivalent)	769.0	781.0	796.0	786.0	777.0	768.0
Associate retention rate (13)	93.5%	95.2%	97.3%	96.6%	95.5%	94.2%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment	723.2	717.9	712.0	713.7	724.7	728.3
Knoxville MSA nonfarm employment	325.0	323.8	320.1	317.2	322.1	323.2
Nashville MSA unemployment	8.5%	8.4%	9.0%	9.5%	9.4%	9.2%
Knoxville MSA unemployment	7.5%	7.8%	8.1%	8.8%	8.7%	8.6%
Nashville residential median home price	$171.0	178.0	171.3	159.4	160.8	163.7
Nashville inventory of residential homes for sale	13.3	14.9	14.9	14.1	13.3	14.7
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	As of December 31,	As of December 31,
(dollars in thousands, except per share data)	2010	2009

Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,909,004	$5,128,811
Less: Goodwill	(244,090)	(244,107)
Core deposit and other intangibles	(10,705)	(13,686)

Net tangible assets	$4,654,208	$4,871,018

Tangible common equity:
Total stockholders’ equity	$677,457	$701,020
Less: Preferred stock	(90,789)	(89,463)
Goodwill	(244,090)	(244,107)
Core deposit and other intangibles	(10,705)	(13,686)

Net tangible common equity	$331,873	$353,764

Ratio of tangible common equity to tangible assets	7.13%	7.26%

Tangible common equity per common share	$9.80	$10.71

	For the three months ended
(dollars in thousands)	December 31, 2010	September 30, 2010

Noninterest expense	$36,452	$37,774
Other real estate owned expense	7,874	8,522

Noninterest expense excluding the impact of other real estate owned expense	$28,578	$29,252

For the three months ended
(dollars in thousands)	December 31, 2010

Noninterest expense	$36,452
Sum of Net interest income and Noninterest income	44,722

Efficiency Ratio	81.5%

Noninterest expense	36,452
Other real estate owned expense	7,874

Noninterest expense excluding the impact of other real estate owned expense	$28,578

Sum of Net interest income and Noninterest income	$44,722

Efficiency Ratio excluding the impact of other real estate owned expense	63.9%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.

6.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

7.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets — End of period total stockholders’ equity as a percentage of end of period assets.

Leverage — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based — Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

8.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.

9.	Amounts are included in the statement of operations in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.

10.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

11.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.

12.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.

15.	Brokered deposits do not include reciprocal balances under the Certificate of Deposit Account Registry Service (CDARS).